EXHIBIT 99.1

Solésence Reports Record Fourth Quarter and Full-Year 2024 Financial Results

Fourth quarter revenue increased 58% to a record $12.6 million

Full Year 2024 revenue increased 40% to a record $52.3 million

ROMEOVILLE, Ill., March 26, 2025 (GLOBE NEWSWIRE) -- Solésence, Inc. (OTCQB: NANX), a leader in scientifically-driven health care solutions across beauty and life science categories, today announced financial results for the fourth quarter and year ended December 31, 2024.

Recent Highlights and Accomplishments

  Company rebranded as Solésence, Inc., marking a new era of innovation, self-expression, and inclusivity in skin health. The move reflects the success of its consumer products strategy, fueled by its suite of transformative skin health technologies, including award-winning Kleair™.
  Solésence launched a new investor relations website designed to provide current and prospective investors with streamlined access to financial reports, historical disclosures, leadership profiles, and key company updates.
  Au Lait Face Milk SPF 50+ featuring Solésence Kleair™ technology was named winner in the best prestige finished formula category at the 2025 Cosmetics & Toiletries (C&T) Allē Awards.

“We are very pleased to report record revenue for both the fourth quarter and full year 2024,” said Jess Jankowski, President, Chief Executive Officer, and Chief Financial Officer of Solésence. “Our strong fourth-quarter results were driven by a shift in customer mix and the timing of key product launches, which, unlike previous years, occurred in the fourth quarter rather than the first. This performance highlights the strength of our customer partnerships and the increasing demand for our innovative skin health solutions.

“We are incredibly proud to report a 40% increase in annual revenue over the prior year. This achievement is a testament to the hard work and dedication of our employees, whose efforts enabled us to meet increased customer demand and contributed to our positive operating cash flow,” said Kevin Cureton, Chief Operating Officer. “As we carry this momentum into 2025, we continue to make meaningful investments in operations, R&D, and our team, positioning us to scale for long-term growth.”

“Given the success of our commercial strategy and the related growth, the Company has decided to pursue an uplisting to the NASDAQ market in 2025, subject to eligibility. As part of this effort and additional related requirements we are anticipating, we also are beginning the search for a dedicated Chief Financial Officer,” said Mr. Jankowski.

Summary Fourth Quarter 2024 Financial Results

Fourth Quarter Financial Highlights

  Revenue for the fourth quarter increased 57.5% to a record $12.6 million, compared to $8.0 million for the same period in 2024.
  Gross profit increased 460% in the fourth quarter to a record $2.8 million, compared to $0.5 million for the same period in 2023.
  Gross margin in the fourth quarter was 22%, compared to 6% for the same period in 2023.
  Net loss for the fourth quarter was $0.6 million, compared to a net loss of $2.1 million for the same period in 2023.

Summary Full Year 2024 Financial Results

  Revenue for the twelve months ended December 31, 2024, was a record $52.3 million compared to $37.3 million, a 40% increase over the same period in 2023.
  Gross profit for the twelve months ended December 31, 2024, was $16.2 million, compared to $7.8 million, a 107% increase over the same period in 2023.
  Gross margin for the twelve months ended December 31, 2024, was 31%, compared to 21% for the same period in 2023.
  Net income for the twelve months ended December 31, 2024, was $4.2 million, compared to a net loss of $4.4 million in the same period in 2023.

 Operational Highlights

  Initiated expanded batch-making capabilities at our Bolingbrook facility, adding infrastructure for six production suites and increasing capacity to support over $200 million in annual revenue from the consumer products line.
  Produced twice the unit volume in the fourth quarter of 2024 compared to the fourth quarter of 2023.
  Launched over two dozen new SKUs across prestige and mass beauty categories, including a new EU-focused brand.

Conference Call

Solésence will host its fourth quarter conference call on Thursday, March 27, 2025, at 7:00 a.m. CDT, 8:00 a.m. EDT, to discuss its financial results and provide a business and financial update. On the call will be Jess Jankowski, President, CEO, and CFO, and Kevin Cureton, Chief Operating Officer.

Webcast Link: https://edge.media-server.com/mmc/p/5vfh7m2x

Dial-In Link: https://register-conf.media-server.com/register/BIcd1760ffa58444b1967f8887796d1b08

To receive the dial-in number, as well as your personalized PIN, you must register at the above link. Once registered, you will also have the option to have the system dial-out to you once the conference call begins. If you forget your PIN prior to the conference call, you can simply re-register.

The call may also be accessed through the company’s investor relations website, at https://ir.solesence.com/. Please join the conference call at least five minutes before prior to the start time.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

Use of Non-GAAP Financial Information

Solésence believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Solésence, Inc.

Solésence, Inc. (OTCQB: NANX), is a leader in scientifically-driven health care solutions across beauty and life science categories. With a mission to deliver joy through innovation, inclusivity and the science of beautiful skin, we have redefined mineral-based sun protection by maximizing transparency, effectiveness, aesthetics, and wearability — empowering individuals to embrace beauty on their own terms. Combining best-in-class skin health solutions with the celebration of self-care, we allow brands to deliver unique product claims and attributes by seamlessly integrating protection, prevention, and treatment technologies into daily use products. Learn more at solesence.com.

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 28, 2024. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

Media Contact:
media@solesence.com

Investor Relations Contact:
investors@solesence.com
(630) 771-6736

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)
	As of
	December 31,	December 31,
	2024	2023

ASSETS

Current assets:
Cash	$1,409	$1,722
Trade accounts receivable	5,655	3,692
Allowance for credit losses	(786)	(225)
Trade accounts receivable, net	4,869	3,467
Inventories, net	20,267	10,031
Prepaid expenses and other current assets	2,803	1,082
Total current assets	29,348	16,302

Equipment and leasehold improvements, net	12,734	8,668
Operating leases, right of use	7,917	7,907
Other assets, net	3	4
Total assets	$50,002	$32,881

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, accounts receivable, related party	$-	$2,810
Current portion of line of credit, inventory, related party	4,000	5,000
Current portion of debt, related parties	1,000	3,000
Current portion of operating lease obligations	1,260	1,297
Accounts payable	9,093	6,260
Current portion of deferred revenue	5,571	2,353
Accrued expenses	4,849	869
Total current liabilities	25,773	21,589

Long-term portion of finance lease obligations	-	-
Long-term portion of operating lease obligations	9,037	9,152
Long-term debt, related party	-	-
Long-term portion of deferred revenue	-	-
Asset retirement obligations	246	238
Total long-term liabilities	9,283	9,390

Contingent liabilities
Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 95,000,000 and 60,000,000 shares authorized;
70,103,279 and 49,627,254 shares issued and outstanding on December 31, 2024
and December 31, 2023, respectively	700	496
Additional paid-in capital	114,674	106,069
Accumulated deficit	(100,428)	(104,663)
Total stockholders' equity	14,946	1,902
Total liabilities and shareholders' equity	$50,002	$32,881

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)
	Three months ended		Years ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in thousands except share and per share data)
Revenue:
Product revenue	$12,411	$7,716	$51,890	$36,641
Other revenue	156	295	457	656
Net revenue	12,567	8,011	52,347	37,297

Operating expense:
Cost of revenue	9,801	7,540	36,159	29,472
Gross profit	2,766	471	16,188	7,825

Research and development expense	1,091	785	3,837	3,837
Selling, general and administrative expense	1,898	1,583	7,219	7,534
Income/(loss) from operations	(223)	(1,897)	5,132	(3,546)
Interest expense	108	225	670	838
Other income, net	-	-	-	-
Income/(loss) before provision for income taxes	(331)	(2,122)	4,462	(4,384)
Provision for income taxes	227	-	227	-
Net income/(loss)	$(558)	$(2,122)	$4,235	$(4,384)

Net income per share-basic	$(0.01)	$(0.04)	$0.07	$(0.09)

Weighted average number of basic shares outstanding	70,011,564	49,627,254	62,350,453	49,556,305

Net income per share-diluted	$(0.01)	$(0.04)	$0.07	$(0.09)

Weighted average number of diluted shares outstanding	70,011,564	49,627,254	65,028,459	49,556,305

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)
	Three months ended		Years ended
	December 31,		December 31,
	2024	2023	2024	2023
	(in thousands except share and per share data)
Revenue:
Product revenue, net	$12,411	$7,716	$51,890	$36,641
Other revenue	156	295	457	656
Net revenue	12,567	8,011	52,347	37,297

Operating expense:
Cost of revenue detail:
Depreciation	217	205	881	686
Non-Cash equity compensation	44	26	123	111
Other costs of revenue	9,540	7,309	35,155	28,675
Cost of revenue	9,801	7,540	36,159	29,472
Gross profit	2,766	471	16,188	7,825

Research and development expense detail:
Depreciation	5	5	21	26
Non-Cash equity compensation	53	40	152	176
Other research and development expense	1,033	740	3,664	3,635
Research and development expense	1,091	785	3,837	3,837

Selling, general and administrative expense detail:
Depreciation and amortization	6	8	26	30
Non-Cash equity compensation	151	114	449	488
Other selling, general and administrative expense	1,741	1,461	6,744	7,016
Selling, general and administrative expense	1,898	1,583	7,219	7,534
Income/(loss) from operations	(223)	(1,897)	5,132	(3,546)
Interest expense	108	225	670	838
Other income, net	-	-	-	-
Income/(loss) before provision for income taxes	(331)	(2,122)	4,462	(4,384)
Provision for income taxes	227	-	227	-
Net income/(loss)	$(558)	$(2,122)	$4,235	$(4,384)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	108	225	670	838
Addback Depreciation/Amortization	228	218	928	742
Addback Non-Cash Equity Compensation	248	180	724	775
Addback Other Income, net	-	-	-	-
Addback Provision for Income Taxes	261	-	227	-

Adjusted EBITDA	$253	$(1,499)	$6,784	$(2,029)